EXHIBIT 99.1


                      TARRANT APPAREL GROUP RECEIVES LETTER
                    FROM NASDAQ ADVISING OF ITS SUSPENSION OF
                        THE MINIMUM BID PRICE REQUIREMENT

                Hearing Scheduled for November 20, 2008 Cancelled

         LOS ANGELES, CALIF. - October 21, 2008 - Tarrant Apparel Group (NASDAQ:
TAGS), a design and sourcing company for private label and private brand casual apparel, was notified that NASDAQ has suspended its bid price and market value of publicly held shares requirements for continued listing on the exchange through Friday, January 16, 2009.

         On October 2, 2008, the Company received a Nasdaq Staff Determination Letter indicating that the Company failed to comply with the $1.00 minimum bid price requirement for continued listing set forth in Marketplace Rules 4310(c)(4), and that its securities were therefore subject to delisting from The Nasdaq Global Market. On October 3, 2008, the Company requested a written hearing before a Nasdaq Listing Qualifications Panel to review the Staff's determination. The hearing, which was scheduled for November 20, 2008, has been cancelled.

         NASDAQ will not take any action through January 16, 2009 to delist the Company for the bid price deficiency. If the Company is still deficient in bid price at the close of business on January 16, 2009, NASDAQ will contact the Company to reschedule a hearing before a Nasdaq Listing Qualifications Panel.